Ex. 99.1

VECTREN CORPORATION
AT RISK COMPENSATION PLAN
RESTRICTED STOCK GRANT AGREEMENT
(OFFICER)

Name of Grantee: _______________________                                         No. of Shares: ________

Effective Date of Grant:                              January 1, 2006

_______________________ (“Grantee”) is hereby granted on January 1, 2006 (the “Grant Date”) under Article VI of the Vectren Corporation At Risk Compensation Plan (the “Plan”) an award of ______ restricted shares of common stock, without par value, of Vectren Corporation (“Restricted Stock”) on the following terms and conditions:

1.     Restriction on Transfer.

(A)
Restricted Period. Except as otherwise provided pursuant to or in accordance with the terms and provisions of this Agreement or the Plan, the shares of Restricted Stock shall not be sold, exchanged, assigned, transferred or permitted to be transferred, voluntarily, involuntarily, or by operation of law, delivered, encumbered, discounted, pledged, hypothecated, or otherwise disposed of during the “Restricted Period,” which shall, with respect to any share of Restricted Stock (“Share”), commence on the Grant Date and, except as otherwise provided in this Agreement or the Plan, end on December 31, 2009.

(B)	Lifting of Restrictions.

(i)       Transfer/Forfeiture Provisions. The Restricted Stock granted hereunder shall be subject to restrictions as to transferability and shall also be subject to forfeiture provisions. Except as provided in this Agreement or the Plan, including Section 6.7 and Article X, the lifting of the transferability restrictions and the forfeitability provisions shall be dependent on (1) the shareholder value performance (as measured by total shareholder return or TSR) of the Shares during the TSR Measuring Period (January 1, 2006 through December 31, 2008), (2) the earned return on equity (ROE) of Vectren Corporation (Company) for the twelve months ended December 31, 2008 (the ROE Measuring Period) relative to the performance metrics established by the Compensation and Benefits committee (Committee), and (3) the continued employment of the Grantee until December 31, 2009.

(a) Total Shareholder Return. Fifty percent of the final award of the restricted stock shall be determined based upon the Company’s TSR performance relative to the TSR of the companies within the peer group established by the Committee and determined in accordance with the rules established by the Committee, all of which are incorporated herein by reference. In addition to the information that is incorporated herein by reference, the TSR performance conditions will operate in the following manner. For the TSR Measuring Period, the shareholder value performance of the Company shall be compared with the shareholder value performance of the group of comparable companies designated by the Committee. TSR performance shall be determined separately for Company and for each company included as part of the group of comparable companies by dividing:

(1) the difference between

(A)
the sum of (A) the average for each peer group company of the monthly averages of the highest and lowest trading price of the common stock of such company for the last twelve (12) months of the TSR Measuring Period, and (B) any dividends, cash or stock, paid per share with respect to such company's common stock during the TSR Measuring Period, and

(B)
the average for each peer group company of the monthly averages of the highest and lowest trading price of the common stock of such company for the twelve (12) months immediately preceding the TSR Measuring Period, by

(2)    (B) above; provided, however, that if during the period in which shareholder value performance is determined, Company or any of the comparable companies incurs a change in its outstanding shares because of a stock dividend, stock split, merger, consolidation, stock rights plan or exchange of shares or other similar corporate change, the Committee shall appropriately modify the above shareholder value performance determination to reflect such change in capitalization.

Pursuant to the TSR Performance Schedule applicable to this Grant and established by the Committee, depending on how Company performs in relationship to the group of comparable companies with respect to its TSR performance, fifty percent of the Grant will be subject to adjustment at the end of the Measuring Period.

(b) Earned Return on Equity. Fifty percent of the final award of the restricted stock shall be determined based upon the Company’s earned ROE for the twelve months ended December 31, 2008 relative to the metrics established by the Committee and determined in accordance with the rules established by the Committee, all of which are incorporated herein by reference.

(ii)      Lifting of Restrictions. The restrictions applicable to the Shares held by the Grantee at the end of the TSR and ROE Measuring Periods (after the completion of the adjustments in the number of Shares by reason of the computations called for by the (A) the Shareholder Value Performance Schedule, and (B) the ROE metrics) shall be lifted in whole as of December 31, 2009; provided, however, that except as provided in the Plan, which directs, under certain conditions, that the restrictions shall be lifted earlier: (a) the restrictions shall be lifted on December 31, 2009 only if the Grantee is still employed by a Participating Company on that date, and (b) if the Grantee ceases to be employed by a Participating Company before the restrictions lapse on any Shares held by him or her, the Shares still subject to restrictions shall be immediately forfeited.

(iv)     Continued Service As A Director. If the Grantee (a) whose employment is terminated with a Participating Company for any reason and (b) who is a director of Company immediately prior to the Grantee’s termination of employment continues to serve Company as a director following the Grantee’s termination of employment, the Committee shall have the complete and sole discretion to deem the Grantee’s employment with the Participating Company as continuing for purposes of this Grant of Restricted Stock for all or a portion of the period in which the Grantee continuously serves as a member of the Board.

(C)
Disability or Retirement. Notwithstanding the terms of the Plan, in the event of the Grantee's Disability or Retirement prior to the end of the Performance Period, the Committee may, but shall not be obligated to, permit the Grantee to receive the number of Shares, if any, that the Grantee would otherwise be entitled to had the Grantee been an active employee at the end of the Performance Period (as adjusted or forfeited based on the Performance Criteria) without any reduction for the time the Grantee was not an active employee during the Performance Period.

(D)
Additional Legend. During the Restricted Period, shares shall be placed in a restricted book entry account on the books of the Transfer Agent or certificates evidencing the Restricted Stock shall bear the following additional legend:

“These shares have been issued pursuant to the Vectren Corporation At Risk Compensation Plan (“Plan”) and are subject to forfeiture to Vectren Corporation in accordance with the terms of the Plan and an Agreement between Vectren Corporation and the person in whose name the certificate is registered. These shares may not be sold, pledged, exchanged, transferred, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said Agreement.”

2.
Capitalization Changes. Prior to the lifting of restrictions, in the event of a change in the Company’s outstanding shares by reason of a stock dividend, stock split, merger, consolidation, stock rights plan or exchange of shares or other similar corporate change, the Committee shall make appropriate adjustments in the amount of Restricted Stock granted hereunder.

3.
Dividends. Prior to the lifting of restrictions, the Grantee shall be entitled to receive all dividends on the Restricted Stock, which shall not be refundable in the event the Grant is forfeited in whole or in part.

4.
Investment Representation. By executing this Agreement, Grantee represents that the Grant is being held in good faith for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and that any shares Grantee or Grantee’s legal representatives acquire pursuant to this award will be acquired by them in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

5.
Other Legends. Certificates evidencing shares issued pursuant to this Grant may bear a legend setting forth among other things such restrictions on the disposition or transfer of the shares of Vectren as Vectren may deem consistent with the above representations or appropriate to comply with federal and state securities laws.

6.	Continued Employment. Nothing in this Agreement shall restrict the right of Vectren to terminate Grantee’s employment or status as a consultant at any time with or without cause.

7.
The Plan. This Grant is subject to all the terms, provisions and conditions of the Plan, which is incorporated herein by reference, including the defined terms not otherwise defined herein, and to such regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

8.
Withholding. Vectren shall withhold all applicable taxes required by law from all amounts paid in satisfaction of the award. Grantee may satisfy the withholding obligation by paying the amount of any taxes in immediately available funds or, with the approval of the Committee, shares of Vectren common stock may be deducted from the payment. The amount of the withholding and, if applicable, the number of shares to be deducted shall be determined by the Committee or its designee as of when the withholding is required to be made, provided that the number of shares of Vectren common stock so withheld shall not exceed the minimum required amount of such withholding.

9.	Other Plans. Grantee acknowledges that any income derived from the sale of the Shares will not affect the Grantee’s participation in, or benefits under, any other benefit plan maintained by Vectren.

10.
Notices. All notices by the Grantee or his or her assigns to Vectren shall be addressed to Vectren Corporation, One Vectren Square, Evansville, Indiana 47708, Attention: Corporate Secretary, or such other address as Vectren may, from time to time, specify. All notices by Vectren to the Grantee shall be addressed to the Grantee at their current work location at Vectren or, if they are no longer employed by Vectren, at the address on file for the Grantee with the Human Resources department of Vectren.

                VECTREN CORPORATION

                By: _____________________________

                Accepted as of the date first above written

                ___________________________________,
                Grantee